SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                               FORM 8-KA

                           CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported)
                          October 4, 2002

                          ORS AUTOMATION, INC.
            (Exact name of registrant as specified in its charter)




           Delaware                      0-10854            13-27956-75
(State or other jurisdiction          (Commission          (IRS Employer
    of incorporation)                 File Number)          ID Number)


                            152 Mockingbird Court
                        Three Bridges, NJ  08837-2114
                 (Address of principal executive offices)


       Registrant's telephone number, including area code (908)782-9665

                             402 Wall Street
                           Princeton, NJ 08540
             (Former address, if changed since last report)



Item 1.
ORS Automation, Inc. (the "Company") announces that effective October 3, 2002, J.R.S. Holdings, L.L.C., a limited liability company organized under the State of New Jersey ("JRS"), has acquired 12,000,000 shares of Class A Common Stock, representing 100% of that class; 1,000,000 shares of Series A Preferred, representing 100% of that class; and 576,250 shares of Common Stock, representing 6.6% of that class, from Affiliated Manufacturers, Inc.,("AMI"), a New Jersey Corporation for $50,000 in cash. The Class A Common Stock and the Series A Preferred Stock have the same rights and preferences as the Common Stock resulting in JRS now owning 62.4% of the total outstanding stock of the Company. James R. Solakian is the sole member of JRS.

On October 3, 2002, two new directors, James R. Solakian, and Conrad R. Huss have been appointed to the Company's Board of Directors. These two individuals constitute a new Board of Directors, following the resignation of Edward Kornstein, the sole director of the Company. James R. Solakian has been elected Chairman of the Board, Chief Executive Officer and Treasurer.

Item 5.
Edward Kornstein, resigned as director and President of the Company effective October 3, 2002. In his resignation, Mr.Kornstein did not state any disagreements with the Company on any matter relating to the Company's operations, policies or practices.

          The Company also announces that the principal executive offices have been moved to 152 Mockingbird Court, Three Bridges, New Jersey 08837-2114. The telephone is 908 782-9665.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  ORS AUTOMATION, INC.
                                                      (Registrant)



Date:  October 4, 2002                    By:   /s/ James R. Solakian
                                                  James R. Solakian,
                                               Chief Executive Officer